EXHIBIT 10.1


                                                                  EXECUTION COPY

                              SEPARATION AGREEMENT
                              --------------------

     This Separation Agreement (this "Agreement") is made and entered into as of August 27, 2003 (the "Effective Date") by and between Startech Environmental Corporation, a Colorado corporation (the "Company"), and Kevin M. Black (the "Executive").

                                    RECITALS
                                    --------

     The Executive has been employed as Senior Vice President, General Counsel and Secretary of the Company pursuant to an employment agreement dated as of November 1, 2000 (the "Employment Agreement"), the terms of which expire on November 1, 2004 (the "Employment Agreement Termination Date"); and

     The Executive and the Company have expressed their mutual desire to terminate the Employment Agreement, effective as of the Effective Date, subject to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be and being legally bound hereby, the parties agree as follows:

                                    AGREEMENT
                                    ---------

     1. Termination of Employment. The Executive's employment with the Company, and except as otherwise provided herein, the Employment Agreement, shall terminate on September 1, 2003 (the "Termination Date").

     2. Severance Payment; No Bonus or Stock Options.

        (a) As consideration for entering into this Agreement, beginning on the Termination Date, the Company agrees to pay the Executive, at such times and on such dates as salaries are customarily paid by the Company to its employees in accordance with the Company's payroll practices, an amount equal to $175,000 per year (the "Severance Payments"), until April 1, 2004 (the "Expiration Date"), at which time all such Severance Payments shall cease. All Severance Payments, when so made by the Company, shall contain the same deductions from the Executive's present salary, including, but not limited to, withholdings for federal, state and local income taxes, social security, and other customary withholdings in accordance with the Company's payroll practices.

        (b) The foregoing notwithstanding, the Executive shall not be entitled to a bonus or stock options pursuant to the terms of the Employment Agreement for the Company's fiscal year ending October 31, 2003.

        (c) Except as provided in this Agreement, the Executive agrees that he shall not be entitled to any sum of money or benefits from the Company, including, without limitation, any severance or other similar benefits under any severance plan or program, Section 7 of the Employment Agreement, or otherwise.

        (d) In the event the Executive shall become deceased prior to the Expiration Date, any remaining amounts due and payable by the Company with respect to the Severance Payments will be paid to the surviving spouse of the Executive either (i) in one lump sum within ninety (90) calendar days after the date of death or (ii) in the manner set forth in Section 2(a), at the sole discretion of the Company. In the event the Executive shall not have a surviving spouse, such Severance Payments shall be paid to the Executive's estate.

     3. Benefits. The Executive's participation in the Company's benefit plans, policies and programs (collectively, the "Benefit Plans"), as in effect on the Termination Date, will be governed by the terms of such Benefit Plans. The Executive shall continue to receive medical coverage under the Company's employee medical plan, on the same terms and conditions as they exist on the Termination Date, until the earlier of (in any case, the "Benefits Termination Date"): (a) the Employment Agreement Termination Date; (b) the date on which the Executive is no longer eligible to receive coverage pursuant to such Benefit Plans; and (c) the date on which the Executive commences other full-time employment, which shall not include self-employment ("Other Employment"); provided that pursuant to such Other Employment, the Executive is provided with the opportunity to participate in an employee medical plan on substantially the same terms as the Company's medical plan, including, but not limited to, payment of premiums by such employer on behalf of the Executive. The Executive agrees to notify the Company, in writing, promptly upon obtaining Other Employment. The foregoing notwithstanding, the Company reserves the right, in its sole and absolute discretion, to terminate or modify any of its Benefit Plans as permitted by applicable laws. Pursuant to COBRA law, effective on the first day of the month following the Benefits Termination Date set forth in clauses (a) or
(c) above, the Executive, his spouse and covered dependents of the Executive may be eligible to continue health insurance coverage for the maximum period of time permitted under applicable laws, at the Executive's sole cost and expense; provided that in the event that the Executive is required to continue health insurance coverage pursuant to COBRA law as a result of a Benefits Termination Date as set forth under clause (b) above, the Company agrees to pay the costs and expenses of the Executive incurred as a result thereof until the earlier of the Benefits Termination Date set forth in clauses (a) or (c) above.

     4. Reimbursement of Expenses. The Company agrees to reimburse the Executive for all ordinary and reasonable expenses incurred by the Executive in the performance of his duties prior to the Termination Date to the extent set forth in Section 5 of the Employment Agreement; provided that the Executive has submitted all claims for reimbursement to the Company prior to the Termination Date. Any payments in respect this Section 4 shall be paid to the Executive pursuant to the Company's current policy on reimbursement of such expenses.

     5. Vacation and Sick Leave. The Executive shall not be entitled to payment or other compensation for any accrued vacation and/or sick days that were permitted to be taken by the Executive under the terms of the Employment Agreement but were not so taken prior to the Effective Date.

     6. Automobile. The Company agrees to continue to provide the Executive with the right to operate that certain 2002 Chevrolet Suburban, as well as payment, on behalf of the Executive, of such other related expenses as are provided in this Section 6, which automobile is presently subject to a lease payable by the Company on behalf of the Executive in accordance with Section 6 of the Employment Agreement, for the exclusive use and performance by the Executive until the earlier of (in any case, the "Auto Expiration Date"): (i) the date on which such lease expires, (ii) the Employment Agreement Termination Date and
(iii) the date upon which the Executive commences Other Employment; provided that pursuant to such Other Employment, the Executive is provided with the opportunity to receive full-time use an automobile, at the employer's cost and expense. Other than insurance premiums, the Company shall have no obligation to reimburse or otherwise pay any expenses related to the use and performance of the automobile by the Executive or others, including, but not limited to, gasoline or other related costs. For the avoidance of doubt, the sole expense to be incurred by the Company on behalf of the Executive hereunder shall be the monthly payments under such lease and insurance premiums, as provided herein. No later than thirty (30) calendar days prior to the applicable Auto Expiration Date, the Executive shall notify the Company of his election whether to take over the lease on said vehicle following the applicable Auto Expiration Date. If the Executive elects to take over said lease, subject to the approval of the leasing company, the Company shall use its commercially reasonable efforts to transfer said lease to the Executive in his personal capacity.

     7. Insurance.

        (a) Life. The Company shall have no further responsibility after the Termination Date to make payments in respect of any premiums under any existing basic group, supplemental or other similar life insurance policy under which the Executive is covered as of the Effective Date. The foregoing notwithstanding, the Executive may convert coverage under any such policy to his individual name, to the extent permitted, so as to permit the Executive to assume the payment of any premiums or other payments due and payable thereunder.

        (b) Disability. The Company shall have no further responsibility after the Termination Date to make payments in respect of any premiums under any disability plan or policy (whether long or short-term) under which the Executive is covered as of the Effective Date.

     8. 401(k) Plan. Any and all rights to participate in the Company's 401(k) plan shall cease on the Termination Date; provided that any amounts payable to the Executive under such 401(k) plan shall be paid to the Executive pursuant to the provisions of such plan and; provided, further, that the Executive shall be permitted to maintain his account under such 401(k) plan, at the Executive's sole cost and expense, for so long as is permitted under such plan.

     9. Representations. The Executive represents and warrants to the Company that he does not have any claim, action, or proceeding pending against the Company or any of its officers, directors, shareholders or any other its or their respective affiliates. In addition, the Company represents and warrants to the Executive that it does not have any claim, action or proceeding pending against the Executive.

     10. Stock Options.

         (a) As of the Effective Date, the Executive has been granted options to purchase shares of the Company's common stock, no par value, under the Company's 1995 Nonqualifying Stock Option Plan, a copy of which is attached hereto as Exhibit A (the "1995 Plan") and 2000 Stock Option Plan, a copy of which is attached hereto as Exhibit B (the "2000 Plan"), as follows:

                                   Number of             Exercise
         Option Plan                Options          Price Per Share
         -----------                -------          ---------------

         1995 Plan                  250,000               $6.00
                                    40,000               $5.63

         2000 Plan                   40,000               $2.03
                                    10,000               $0.93

         (b) With respect to the options granted under the 1995 Plan, the Company agrees that the Executive shall be entitled to retain such options in accordance with the terms of the 1995 Plan and the agreements pursuant to which such options were granted (the "1995 Option Agreements").

         (c) With respect to the options granted under the 2000 Plan, the parties acknowledge that consistent with Section 9 of the 2000 Plan, in the event the Executive is terminated, other than as a result of a Change of Control (as defined in the 2000 Plan), all unvested options granted to the Executive under the 2000 Plan would be forfeited immediately, and the Executive would have three months to exercise any vested options. In addition, the parties acknowledge that also consistent with Section 9 of the 2000 Plan, in the event the Executive is terminated as a result of a Change of Control (as defined in the 2000 Plan), all options (vested or unvested) granted to the Executive under the 2000 Plan would be immediately exercisable and the Executive would have the right to exercise such options in accordance with the terms of the agreements pursuant to which such options were granted (the "2000 Option Agreements" and together with the 1995 Option Agreements, the "Stock Option Agreements").

         (d) The foregoing notwithstanding, the Company agrees that the Executive should not be penalized for entering into this Agreement and that the Executive should be entitled to exercise the options granted to him under the 2000 Plan in the same manner as if the Executive were to continue to be employed by the Company. Accordingly, the Company agrees that for purposes of the options granted to the Executive under the 2000 Plan only, the Executive shall be deemed to have been terminated as a result of a Change of Control (pursuant to clause
(i) of the defined term in the 2000 Plan). The Company and the Executive acknowledge and agree that nothing in this Section 10 shall be deemed an admission on the part of either party that a Change of Control (as defined in the 2000 Plan or in any other agreement or instrument pursuant to which the Company is a party) has occurred (or been deemed to have occurred) and that the sole purpose of this Section 10(d) is to provide the Executive with the opportunity to exercise the options granted to him under the 2000 Plan in accordance with the terms under which they were granted as if the Executive were still an employee of the Company after the Termination Date.

     11. Access to Voice Mail and E-Mail. Until the Expiration Date, the Executive's telephone extension (including voice mail) and Company e-mail account shall remain available to the Executive for the sole and exclusive purpose of allowing the Executive to continue any work related to the Services, as provided in Section 12. The Executive is expressly prohibited from using, and covenants and agrees that he shall not use, such telephone extension, voice mail or e-mail for any other purpose, whether personal or business.

     12. Consulting Arrangements.

         (a) Between the Termination Date and the Expiration Date, the Executive agrees to make himself available during normal business hours at the principal executive offices of the Company to render advisory or consulting services (the "Services") to members of senior management of the Company or the Company's representatives (including, but not limited to legal, tax and accounting); provided, however, that in no event shall the Executive be required to devote more than one full business day during any two-week period in rendering such Services.

         (b) If and to the extent the Company requires the advice and assistance of the Executive as provided in this Section 12, the Executive and the Company agree that the Executive shall be compensated at a rate of $50 per hour (or $400 for a full 8-hour day). Except as otherwise agreed to between the Executive and the Company, the Executive shall not be entitled to any additional compensation for the Services, including reimbursement for any out-of-pocket expenses incurred by the Executive at the request of the Company in connection with his performance of such Services. The foregoing notwithstanding, the compensation paid to the Executive for rendering the Services shall be in addition to the Severance Payments.

         (c) In rendering the Services contemplated by this Section 12, the Executive shall be an independent contractor and shall not be considered as having an employee status or being entitled to participate in any employee plans, arrangements or distributions by the Company. As an independent contractor, the Executive shall be solely responsible for determining the means and methods for performing the Services. All activities of the Executive will be at his sole risk and the Executive shall have sole responsibility for arrangements to guard against physical, financial, and other risks, as appropriate. Notwithstanding the parties' intention and agreement that the Executive be an independent contractor and not be an employee of the Company, the parties recognize that the applicable law and proper application thereof is not always clear. Accordingly, the Executive understands and agrees that if the Executive should be classified as an employee under any such law, the Executive shall remain ineligible to participate in any Company pension, profit-sharing (including 401(k)), health (except as otherwise provided herein), life, and all other employee benefit plans, and the Executive expressly waive any right to any such benefits.

         (d) The Severance Payments to be paid hereunder take into account the fact that the Executive is ineligible in all events to participate in such plans, and constitute part of the consideration for the waiver under Section 12(c) hereof.

     13. Releases.

         (a) The Executive. In exchange for and in full consideration of the promises, covenants and agreements set forth herein, and as a material inducement to the Company to enter into this Agreement, the Executive, for himself and his executors, administrators, heirs and assigns, unconditionally and forever releases and discharges the Company, together with its past, present and future parents, subsidiaries (whether wholly- or partially-owned, direct or indirect), affiliates and divisions, and each of their respective past, present and future officers, directors, agents, employees, shareholders, predecessors, successors and assigns, in their respective capacities, as officers, directors, agents, employees, shareholders, predecessors, successors and assigns (in each case, where applicable, in both their personal and corporate capacities) (collectively, the "Company Released Persons"), jointly and individually, to the maximum extent permitted by law, from any and all Claims (as defined below) which any of them has or may have for any period prior to the date of the execution of this Agreement. By signing this Agreement, the Executive agrees that (i) he will not seek or be entitled to any personal recovery for any matters covered by this Section 13 and (ii) except for actions or suits based on breaches of this Agreement, the Executive will refrain from commencing any action or suit against any of the Company Released Persons arising out of events, activities or other similar circumstances that took place prior to the Effective Date.

         (b) The Company. In exchange for and in full consideration of the promises, covenants and agreements set forth herein, and as a material inducement to the Company to enter into this Agreement, the Company, for itself and its respective past, present and future corporate parents, subsidiaries and controlled affiliates, unconditionally and forever releases and discharges the Executive, to the maximum extent permitted by law, from any and all Claims (as defined below) which any of them has or may have for any period prior to the date of the execution of this Agreement. By signing this Agreement, the Company covenants and agrees that (i) it will not seek or be entitled to any personal recovery for any matters covered by this Section 13 and (ii) except for actions or suits based on breaches of this Agreement, the Company will refrain from commencing any action or suit against any of the Executive arising out of events, activities or other similar circumstances that took place prior to the Effective Date.

         (c) Claims. For purposes of this Section 13, "Claims" means any and all manner of claims, demands, causes of action, suits, judgments, executions, obligations, damages or liabilities whatsoever of every kind and nature, at law or in equity, known or unknown, and whether or not discoverable, that the Executive or the Company now have, may have, or at any time had, against any Company Released Person or any Executive Released Person. The term "Claims" shall also include things that the Executive and the Company may not know or suspect, as well as any claims the Executive may have arising out of or based upon:

     (i) defamation, wrongful discharge, breach of contract, claims for unpaid wages, and/or other compensation;

     (ii) the Fair Labor Standards Act of 1938, as amended or the Family and Medical Leave Act;

    (iii) discrimination under the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, each as amended, and all other federal, state and local laws, including, but not limited to, claims arising, inter alia under any applicable laws in the State of Connecticut;

     (iv) the Executive's employment with the Company and the termination thereof;

      (v) the Employment Agreement (including, but not limited to, Section 7 thereunder);

     (vi) any Stock Option Agreement or any stock options;

    (vii) bonuses, additional compensation, remuneration or vacation pay; and

   (viii) attorneys' fees or costs incurred in pursuing this or any other legal claim against the Company.

     The foregoing notwithstanding, the term "Claims" does not include (and the Executive is not releasing the Company from):

     (i) any claims against the Company for promises it is making to the Executive under this Agreement;

     (ii) any claims covered by workers compensation laws; or

    (iii) any rights the Executive may have to indemnification under the Company's By-laws, directors and officers liability insurance or this Agreement.

          (d) Unenforceability of Release. Upon a finding by a court of competent jurisdiction or arbitrator that a release or waiver of Claims provided for by this Section 13 is illegal, void or unenforceable, the Company or the Executive, as the case may be, may require the other party to promptly execute a release that is legal and enforceable, so long as said release does not expand the scope of the initial release found to be unenforceable. If the Executive should fail to promptly execute such a release, then this Agreement shall be null and void from the Effective Date on, and any money paid to the Executive by the Company after the Effective Date and not previously returned to the Company, will be treated as an overpayment and the Executive will have to repay such overpayment to the Company with interest, compounded annually at the rate of six percent (6%).

     14. Return of Company Property. Any and all property, including, but not limited to, any identification cards, access codes, keys, manuals, equipment, documents, records and files (including electronic records and data), tangible forms of confidential information, and things used or received by the Executive during the term of his employment, shall be returned to the Company on or prior to the Termination Date.

     15. Sales of Securities. From and after the Termination Date through the Expiration Date, the Executive agrees that he will comply with all requirements under Rule 144 of the Securities Act of 1933, as amended and Section 16 of the Securities Exchange Act of 1934, as amended and further, that except as otherwise agreed to by the Company, the Executive will not sell, on any one trading day, a number of shares of Common Stock in excess of 5,000 shares.

     16. Insurance. The Company shall cause the Executive to be covered by its directors and officers liability insurance policy, as in effect on the Termination Date; provided that this obligation shall cease upon the expiration of all applicable statutes of limitations applicable to potential causes of action against the Executive which could be covered under such insurance policy.

     17. Nondisparagement.

         (a) The Executive shall not make or publish any statement (orally or in writing), or instigate, assist or participate in the making or publication of any statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to hatred, contempt or ridicule: (a) the Company; (b) any of its products, services, affairs or operations; or (c) any of its past or present directors, officers, employees or agents; provided, however, that this Section 17 shall not prevent the Executive from making any truthful statement pursuant to a valid subpoena or as otherwise compelled by law; provided that if subpoenaed or otherwise compelled by law to make statements concerning the Company, its products, services, affairs or operations, or any of its past or present directors, officers, employees or agents, the Executive shall provide the Company with advance notice and cooperate with any effort by the Company to prevent such statements or limit the disclosure thereof, at the Company's sole cost and expense.

         (b) The Company shall advise each director and executive officer of the Company not to make or publish any statement (orally or in writing), or instigate, assist or participate in the making or publication of any statement, which would libel, slander or disparage (whether or not such disparagement legally constitutes libel or slander) or expose to hatred, contempt or ridicule the Executive; provided, however, that this Section 17 shall not prevent the Company from making any truthful statement pursuant to a valid subpoena or as otherwise compelled by law; provided that if subpoenaed or otherwise compelled by law to make statements concerning the Executive, the Company shall provide the Executive advance notice and cooperate with any effort by the Executive to prevent such statements or limit the disclosure thereof, at the Executive's sole cost and expense.

         (c) From and after the date hereof, the Executive shall not discuss with any customer, supplier, shareholder, financial analyst or other person having dealings with or business relations with the Company any matter relating to the business, operations, financial condition or prospects of the Company, except in accordance with guidelines established by the Board of Directors of the Company, and the Executive shall refer any requests for any such information by any such person to Joseph F. Longo, or to such person as is designated from time to time by the Board of Directors.

     18. Confidentiality.

         (a) The Executive (and any persons acting on behalf of the Executive) shall not disclose and shall take all reasonable measures to prevent the disclosure to any person or entity of the existence, terms and/or subject matter of this Agreement. This provision does not prohibit the Executive from providing this information to (i) the Executive's immediate family, (ii) the Executive's attorneys or accountants for purposes of obtaining legal or tax advice or (iii) as otherwise required by law; provided that in the event that the Executive is required by law to disclose the existence, terms and/or subject matter of this Agreement, the Executive shall provide the Company with advance notice and cooperate with any effort by the Company to prevent or limit the disclosure thereof at the Company's sole cost and expense. To the extent the Executive makes any disclosure to any immediate family member, attorney, or accountant as permitted pursuant to this Section 18(a), the Executive shall obtain the agreement of such person for the benefit of the Company not to make any further disclosure except in accordance with this Section 18(a). The Company shall not disclose the terms of this Agreement except as necessary in the ordinary course of its business or as required by law. The Executive acknowledges and agrees that the Company may issue a press release in respect of this Agreement and that the Executive shall have the opportunity to review such press release and provide reasonable comments prior to its dissemination.

         (b) The Company owns and has developed and compiled, and will own, develop and compile, certain techniques, information, and materials tangible or intangible, relating to itself, its customers, suppliers and others, which are secret, proprietary and confidential, and which have great value to its business (referred to in this Agreement, collectively, as "Confidential Information"). Confidential Information shall not in any event include information which: (i) was generally known or generally available to the public prior to its disclosure to the Executive; (ii) becomes generally known or generally available to the public subsequent to disclosure to the Executive through no wrongful act of any person; or (iii) which the Executive is required to disclose by applicable law or regulation; provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company at the Company's expense in seeking a protective order or other appropriate protection of such information. Confidential Information includes, but is not limited to, manuals, documents, computer programs, compilations of technical, financial, legal or other data, client or prospective client lists, names of suppliers, specifications, designs, business or marketing plans, forecasts, financial information, work in progress, and other technical or business information.

         (c) The Executive acknowledges and agrees that in the performance of the Executive's duties pursuant to Section 12 herein, the Company may from time to time disclose to and entrust the Executive with Confidential Information. The Executive also acknowledges and agrees that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests and an improper disclosure of trade secrets. The Executive agrees that, in addition, but not in place of, any provisions on confidentiality under the Employment Agreement that survive the execution and delivery of this Agreement, the Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of the Executive's assigned duties pursuant to Section 12 hereof and for the benefit of the Company, any Confidential Information. The Executive agrees that he shall not retain or take any Confidential Information in a Tangible Form (as defined below), and the Executive shall immediately deliver to the Company any Confidential Information in a Tangible Form, as well as all other property, equipment, documents or things that was issued to the Executive or otherwise received or obtained by the Executive in accordance with his duties pursuant to
Section 12 hereof. "Tangible Form" includes information or materials in written or graphic form, on a computer disk or other medium, or otherwise stored in or available through electronic or other form.

     19. No Liability. In executing this Agreement, the Executive and the Company do not admit any liability or wrongdoing, and the considerations exchanged herein do not constitute an admission of any liability, error, contract violation or violation of any federal, state or local law, rule or regulation.

     20. Cooperation. The Executive covenants and agrees to cooperate with the Company, its financial and legal advisors and/or government officials in connection with any existing or potential claims, investigations, administrative proceedings, lawsuits, arbitrations, and other legal matters, which arose during or arise out of the Executive's employment by the Company, as reasonably requested by the Company. Related and customary travel and accommodation expenses incurred in connection with providing such cooperation will be reimbursed by the Company in accordance with its policies and procedures.

     21. Employment Agreement. It is a material condition of this Agreement that the Executive comply with the terms of Sections 11, 12, 13 and 14 of the Employment Agreement, all of which are incorporated by reference herein, and the Executive agrees to abide by such provisions irrespective of this Agreement. The foregoing notwithstanding, the parties agree that in consideration of the Severance Payments to be made under Section 2 herein, Section 12 of the Employment Agreement, entitled "Covenant Not to Compete" be and hereby is amended such that the Executive shall be forbidden to compete with the Company during the continuance of this Agreement and for a period of two (2) years after the Expiration Date.

     22. Inquiries. All inquiries from prospective employers regarding the Executive's employment with the Company shall be directed to Joseph F. Longo or such other person designated by the Board of Directors of the Company. To the extent the Executive directs any such inquiries to persons other than Mr. Longo or such other person designated by the Board of Directors, the Company, its affiliates, and its employees shall not be liable for any statements made by such non-designated individual.

     23. Specific Performance. The Executive acknowledges and agrees that the Company would sustain irreparable injury in the event of a violation by the Executive of any of the provisions of Sections 12, 13, 14, 15, 17, 18, 20 or 21 hereof, and by reason thereof the Executive consents and agrees that in the event the Executive violates or breaches any of the provisions of said Sections, in addition to any other remedies available to the Company hereunder, the Company shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining the Executive from committing or continuing any such violation, from any arbitrator duly appointed in accordance with the terms of this Agreement or any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any forum.

     24. Effect of Breach. Without limiting any other remedy available to the Company, if the Executive should breach this Agreement in any respect, the Company's obligation to make the Severance Payments referred to in Section 2 hereof shall cease immediately; provided, however, in the event such breach can be cured or corrected by the Executive, the Company's obligation to make the Severance Payments referred to in Section 2 hereof shall cease immediately upon the Executive's failure to cure or correct such breach within five (5) calendar days after notice from the Company, such notice to describe such breach and identify what reasonable actions shall be required to cure or correct such breach.

     25. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, to those person's listed below at their following respective addresses or at such other address or person's attention as each may specify by notice to the other:

     To the Company:

         Startech Environmental Corporation
         15 Old Danbury Road
         Suite 203
         Wilton, CT 06897
         Attn: Joseph F. Longo

     with copies to:

         Kramer Levin Naftalis & Frankel LLP
         919 Third Avenue
         New York, NY 10022
         Attn: Scott S. Rosenblum, Esq.

     To the Executive:

         Kevin M. Black
         154 Pipers Hill Road
         Wilton, CT 06897

     26. Entire Agreement. This Agreement, together with the Employment Agreement, as amended or modified by this Agreement, and the Stock Option Agreements, constitute the complete understanding between the parties with respect to the termination of the employment of the Executive and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, inducement, promise, representation, warranty or covenant, oral or otherwise, has been made by either party with respect thereto except as expressly set forth herein.

     27. Amendments. This Agreement shall not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     28. Waiver. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or the Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or the Executive of any such right or remedy shall preclude other or further exercise thereof.

     29. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction or an arbitrator (as provided in Section 31 hereof) to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.

     30. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions.

     31. Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to this Agreement shall be instituted in any Federal court situated in the State of Connecticut or any state court of the State of Connecticut, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested if sent to such party at the address for such party set forth in Section 25 hereof, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     32. Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

     33. Counterparts. This Agreement may be executed in two counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     34. Fees and Costs. Each of the parties hereto shall bear its own attorneys fees and costs incurred in connection with the matters that are the subject of this Agreement and are incurred in connection herewith.

     35. Binding Effect. This Agreement and the obligations contained herein shall be binding upon the agents, servants, employees, officers, directors, shareholders, subsidiaries, affiliates, executors, administrators, successors and assigns of the parties (collectively "Affiliates"), and this Agreement and the releases herein shall inure to the benefit of the parties and their respective Affiliates.

     36. No Assignment; Third-Party Beneficiaries. The Executive represents and warrants that he has not assigned, and covenants and agrees that he will not assign, in whole or in part, any obligations he may have under this Agreement or any rights or claims that he may have against the Company or its Affiliates to any third-party. Except as provided in Sections 2(d), 13, and 17 hereof, this Agreement is solely for the benefit of the parties hereto no provision hereof shall create any right for any person not a party hereto, their successors and permitted assigns.

     37. Titles and Captions. All paragraph titles or captions in this Separation Agreement are for convenience only and in no way define, limit, extend or describe the scope or intent of any provision hereof.

     38. Representation of Counsel; Reliance. The Executive acknowledges and agrees that (a) the Executive has had the opportunity to consult with and be advised by the attorneys of his choice prior to executing this Agreement, (b) the signing of this Agreement by the Executive is voluntarily, (c) the Executive fully understands all of the provision of this Agreement, and (d) in executing this Agreement, the Executive does not rely on any representation or statement not set forth is this Agreement made by any representative of the Company with regard to the subject matter, basis, or effect of this Agreement.

     39. Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


STARTECH ENVIRONMENTAL CORPORATION


By:  /s/  Kevin M. Black
   -------------------------------
Name:
Title:


/s/  Kevin M. Black
----------------------------------
     Kevin M. Black